UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 23, 2016

LANDS' END, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09769	36-2512786

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 26, 2016, Lands’ End, Inc. (the “Company”) announced that, effective on September 23, 2016: (1) Federica Marchionni stepped down from her positions as Chief Executive Officer and President of the Company and from its Board of Directors (the “Board”) and (2) the Board appointed Joseph M. Boitano, 66, and James F. Gooch, 49, as Co-Interim Chief Executive Officers of the Company. Messrs. Boitano and Gooch will serve as Co-Interim Chief Executive Officers until the Board elects a permanent Chief Executive Officer.
Ms. Marchionni’s resignation from the Company will be treated as a termination without “cause” for all purposes under the Company’s compensation and benefit plans as well as contractual entitlements, including under the executive severance agreement by and between Ms. Marchionni and the Company dated January 30, 2015.
Each of Messrs. Boitano and Gooch will receive a monthly cash service bonus in an amount equal to $15,000 for so long as they serve as Co-Interim Chief Executive Officers, which shall be prorated for any partial months served.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS' END, INC.
Date: September 26, 2016	By: /s/ Dorian R. Williams
Name: Dorian R. Williams Title: Senior Vice President, General Counsel and Corporate Secretary